    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 16, 2002
                                                        REGISTRATION NO. 333-
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------


                            ALLOS THERAPEUTICS, INC.
             (Exact name of registrant as specified in its charter)


            DELAWARE                                      54-1655029
   (State of Incorporation)                 (I.R.S. Employer Identification No.)

                                   ----------


                       11080 CIRCLE POINT ROAD, SUITE 200
                           WESTMINSTER, COLORADO 80020
                                   ----------
                    (Address of principal executive offices)

                                   ----------



                     2002 BROAD BASED EQUITY INCENTIVE PLAN
                                   ----------
                            (Full title of the plan)


                                 MICHAEL E. HART
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                            ALLOS THERAPEUTICS, INC.
                       11080 CIRCLE POINT ROAD, SUITE 200
                           WESTMINSTER, COLORADO 80020
                                 (303) 426-6262

                                   ----------

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)


                                   ----------

                                   Copies to:
                               STEVEN SEGAL, ESQ.
                             MARC H. GRABOYES, ESQ.
                               COOLEY GODWARD LLP
                       380 INTERLOCKEN CRESCENT, SUITE 900
                           BROOMFIELD, COLORADO 80021
                                 (720) 566-4000

                                   ----------

                         CALCULATION OF REGISTRATION FEE


================================================================================

                                                    PROPOSED MAXIMUM           PROPOSED
 TITLE OF SECURITIES TO       AMOUNT TO BE         OFFERING PRICE PER      MAXIMUM AGGREGATE          AMOUNT OF
     BE REGISTERED             REGISTERED              SHARE (1)           OFFERING PRICE (1)      REGISTRATION FEE
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
Common Stock, par value
    $.001 per share         1,000,000 shares             $6.37                $6,370,000              $1,522.43
========================= ====================== ======================= ====================== ======================

(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rules 457(c) and (h)(1) under the Securities Act of 1933, as amended (the "Securities Act"). The price per share and aggregate offering price are based upon the average of the high and low prices of the Registrant's Common Stock on January 14, 2002, as reported on The Nasdaq Stock Market (National Market).

================================================================================

         Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed by Allos Therapeutics, Inc. (the "Registrant") with the Securities and Exchange Commission (the "Commission") are incorporated by reference into this Registration Statement:

         (a) The Registrant's latest annual report on Form 10-K (File No. 000-29815) for the fiscal year ended December 31, 2000 filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         (b) The Registrant's Quarterly Report on Form 10-Q (File No. 000-29815) for the quarter ended September 30, 2001.

         (c) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A (File No. 000-29815) filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         (d) All reports and other documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all of the securities offered hereby have been sold or which deregisters all such securities then remaining unsold.

         Any statement contained in a document incorporated, or deemed to be incorporated, by reference herein or contained in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


                            DESCRIPTION OF SECURITIES

         Not Applicable.


                     INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not Applicable.


                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Registrant's Amended and Restated Certificate of Incorporation limits the liability of directors to the maximum extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors except liability for breach of their duty of loyalty to the corporation or its stockholders, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, unlawful payments of dividends or unlawful stock repurchases or redemptions, or any transaction from which the director derived an improper personal benefit. Such limitation of liability does not apply to liabilities arising under the federal or state securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission.

         The Registrant's Bylaws provide that it shall indemnify its directors, officers, employees and other agents to the fullest extent permitted by law. The Registrant believes that indemnification under its Bylaws covers at least negligence and gross negligence on the part of indemnified parties. The Registrant's Bylaws also permit it to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether the Bylaws permit such indemnification.

         The Registrant has entered into agreements to indemnify its directors and executive officers, in addition to the indemnification provided for in its Bylaws. These agreements, among other things, indemnify the Registrant's directors and executive officers for certain expenses including attorneys' fees, judgments, fines and settlement amounts incurred by any such person in any action or proceeding, services as a director, officer, employee, agent or fiduciary of the Registrant, any of its subsidiaries or any other company or enterprise to which the person provides services at the Registrant's request. The Registrant believes that these provisions and agreements are necessary to attract and retain qualified persons as directors and executive officers.

         The Registrant maintains a directors' and officers' liability insurance policy covering its officers and directors with respect to certain liabilities, including liabilities arising under the Securities Act or otherwise.

                       EXEMPTION FROM REGISTRATION CLAIMED

         Not Applicable.

                                    EXHIBITS

EXHIBIT
NUMBER     DESCRIPTION
-------    -----------
  4.1      Amended and Restated Certificate of Incorporation of the Registrant
           (incorporated by reference to Exhibit 3.02 to the Registrant's
           Registration Statement on Form S-1 (Registration No. 333-95439)).

  4.2 Bylaws of the Registrant (incorporated by reference to Exhibit 3.04 to the Registrant's Registration Statement on Form S-1 (Registration
           No. 333-95439)).

  4.3 Specimen stock certificate (incorporated by reference to Exhibit 4.01 to the Registrant's Registration Statement on Form S-1 (Registration
           No. 333-95439)).

  5.1      Opinion of Cooley Godward LLP.

 23.1      Consent of PricewaterhouseCoopers LLP.

 23.2      Consent of Cooley Godward LLP (included in Exhibit 5.1).

 24.1      Power of Attorney (included on page 5).

 99.1 Allos Therapeutics, Inc. 2002 Broad Based Equity Incentive Plan and form of Offering Agreements.

                                  UNDERTAKINGS

1.       The undersigned registrant hereby undertakes:

         (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference herein.

         (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
         Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado on January 16, 2002.

                                  ALLOS THERAPEUTICS, INC.

                                  By: /s/ Michael E. Hart
                                     -------------------------------------------
                                          Michael E. Hart
                                          President and Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael E. Hart and Stephen J. Hoffman, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                 SIGNATURE                                                   TITLE                            DATE
/s/ Michael E. Hart                                          President, Chief Executive Officer         January 16, 2002
--------------------------------------------                 and Director (Principal Executive,
              Michael E. Hart                                Financial and Accounting Officer)


/s/ Stephen J. Hoffman                                       Chairman of the Board and Director         January 16, 2002
--------------------------------------------
      Stephen J. Hoffman, Ph.D., M.D.

/s/ Paulette M. Wilson                                       Controller                                 January 16, 2002
--------------------------------------------
           Paulette M. Wilson

/s/ Donald J. Abraham                                        Director                                   January 16, 2002
--------------------------------------------
        Donald J. Abraham, Ph.D.

/s/ Stephen K. Carter                                        Director                                   January 16, 2002
--------------------------------------------
          Stephen K. Carter, M.D.

/s/ Mark G. Edwards                                          Director                                   January 16, 2002
--------------------------------------------
               Mark G. Edwards

/s/ Marvin E. Jaffe                                          Director                                   January 16, 2002
--------------------------------------------
           Marvin E. Jaffe, M.D.

                                  EXHIBIT INDEX

EXHIBIT
NUMBER     DESCRIPTION
-------    -----------
  4.1      Amended and Restated Certificate of Incorporation of the Registrant
           (incorporated by reference to Exhibit 3.02 to the Registrant's
           Registration Statement on Form S-1 (Registration No. 333-95439)).

  4.2 Bylaws of the Registrant (incorporated by reference to Exhibit 3.04 to the Registrant's Registration Statement on Form S-1 (Registration
           No. 333-95439)).

  4.3 Specimen stock certificate (incorporated by reference to Exhibit 4.01 to the Registrant's Registration Statement on Form S-1 (Registration
           No. 333-95439)).

  5.1      Opinion of Cooley Godward LLP.

 23.1      Consent of PricewaterhouseCoopers LLP.

 23.2      Consent of Cooley Godward LLP (included in Exhibit 5.1).

 24.1      Power of Attorney (included on page 5).

 99.1 Allos Therapeutics, Inc. 2002 Broad Based Equity Incentive Plan and form of Offering Agreements.